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            Consent of Independent Registered Public Accounting Firm

The Board of Directors
General Electric Capital Assurance Company
  and
Contract Owners
GNA Variable Investment Account

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

                                            /s/ KPMG LLP

Richmond, Virginia
December 20, 2004